UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2008 (October 7, 2008)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On October 7, 2008, the Board of Directors (the “Board”) of Union Drilling, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Robert M. Wohleber to serve as a director of the Company. Mr. Wohleber will serve as a Class III director and will receive the same compensation as the Company’s other non-employee directors, all as more particularly described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2008. Mr. Wohleber will serve on the Board’s audit committee. Upon election as a director, Mr. Wohleber received an equity grant on October 7, 2008 under the Company’s Amended and Restated 2005 Stock Incentive Plan, consisting of stock options to acquire 1,875 shares of the Company’s common stock.

There are no arrangements between Mr. Wohleber and any other person pursuant to which Mr. Wohleber was selected as a director, nor are there any transactions to which the Company is a party and in which Mr. Wohleber has a material interest subject to disclosure under Item 404 (a) of Regulation S-K.

Item 8.01.	Other Events.

On August 5, 2008, the Company’s Board approved the 2008 Union Drilling, Inc. Share Repurchase Program (the “Program”). Under the Program, the Board authorized the Company to repurchase up to 2 million shares of the Company’s outstanding common stock. The authorization under the Program does not have a stated expiration date and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for asset acquisitions or other capital expenditures, debt repayment and the Company’s current stock price, among other factors. The Company may repurchase shares in the open market from time to time, or in privately negotiated transactions, in compliance with SEC Rule 10b-18. The Program does not obligate the Company to acquire any particular amount of common stock and, in the Board’s discretion, it may be modified or discontinued at any time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News release issued by Union Drilling, Inc. on October 8, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date: October 10, 2008	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release issued by Union Drilling, Inc. on October 8, 2008.